UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2008

NETBANK, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-22361	58-2224352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Sandy Springs Circle, Suite 106 Atlanta, GA		30328
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 404-256-4555

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

The information contained in this Current Report on Form 8-K that is furnished under this Item 7.01, including the accompanying Exhibit 99.1 is being furnished pursuant to Item  7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. The information contained in this Current Report on Form 8-K that is furnished under this Item  7.01, including the accompanying Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

As previously reported, on September 28, 2007, NetBank, Inc. (the “Company”) filed a voluntary petition (the “Petition”) for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Middle District of Florida, Jacksonville Division (the “Bankruptcy Court”).  The case has been designated as In re NetBank, Inc., Case Number 07-04295-JAF.  The Company continues to manage its properties as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On August 7, 2008, the Company filed with the Bankruptcy Court a Monthly Operating Report, as required by the Bankruptcy Code, for the period from July 1, 2008 to July 31, 2008 (the “Report”), portions of which Report are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

The data and information contained in the Report are not prepared in accordance with generally accepted accounting principles and may be for a period shorter or otherwise different than is required for reports filed pursuant to the Securities Exchange Act of 1934.  Such information was not audited or reviewed by independent accountants and is subject to future adjustment and reconciliation.  The Report was not prepared for the purpose of providing a basis for an investment decision in the Company’s securities.  The Company cautions investors that an investment in any of its securities is highly speculative.

As previously reported, on May 19, 2008, the Company filed with the Bankruptcy Court a proposed Liquidating Plan of Reorganization and a related proposed form of Disclosure Statement that, in final form, the Company would circulate to holders of claims and interests to solicit approval of the Liquidating Plan of Reorganization.  On July 8, 2008, the Company filed with the Bankruptcy Court an Amended Liquidating Plan of Reorganization (the “Liquidating Plan”) and Amended Disclosure Statement (the “Disclosure Statement”).  On July 9, 2008, the Bankruptcy Court entered its order that the Disclosure Statement contained adequate information as required by the Bankruptcy Code.  Voting packages are in the process of being sent to those holders of claims and interests eligible to vote on accepting or rejecting  the Liquidating Plan.  The voting deadline is August 29, 2008 at 4:00 p.m. pacific daylight time.

The Company believes that its equity securities have and will have no value.  The Liquidating Plan submitted to the Bankruptcy Court by the Company allows for a distribution to the Company’s shareholders after all other creditors are paid in full.  It is highly unlikely that the Liquidating Plan will result in the Company’s stockholders receiving any distributions.

Complete copies of the Company’s filings made with the Bankruptcy Court, including the Report attached as Exhibit 99.1 to this Current Report on Form 8-K, are available to the public at the office of the Clerk of the Bankruptcy Court, 300 North Hogan Street, Suite 3-350, Jacksonville, Florida 32202.  The

main telephone number for the Clerk’s office in Jacksonville is (904) 301-6490. The complete Report can be ordered by calling Judicial Research and Retrieval Services, Inc. at (904) 396-4141.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.  The following exhibit to this Current Report on Form 8-K is furnished herewith:

Exhibit Number	Description of Exhibit
99.1

NetBank, Inc. Monthly Operating Report for the period from July 1, 2008 to July 31, 2008, as filed with the United States Bankruptcy Court for the Middle District of Florida, Bankruptcy Division, in Jacksonville, Florida on August 7, 2008, excluding attachments (furnished pursuant to Item 7.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETBANK, INC.

Date: August 11, 2008
	By:	/s/ Lee N. Katz
Lee N. Katz
Chief Restructuring Officer